UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2005

ITC^DeltaCom, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23253	58-2301135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 O.G. Skinner Drive West Point, Georgia	31833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 385-8000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders

As previously reported, on September 1, 2005, the Board of Directors of ITC^DeltaCom, Inc. (the “Company”) declared a one-for-three reverse split (the “Reverse Stock Split”) of the Company’s outstanding shares of common stock to be effective for holders of record at the close of business on September 12, 2005. On September 9, 2005, to effectuate the Reverse Stock Split, the Company filed a certificate of amendment to the Company’s Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware. Pursuant to and upon the effectiveness of the Certificate of Amendment at 7:00 a.m., Eastern Daylight Saving Time, on September 13, 2005, each three shares of common stock, par value $0.01 per share, of the Company issued and outstanding at the time of such effectiveness was reclassified and combined into one share of common stock, par value $0.01 per share, of the Company.

As a result of the Reverse Stock Split, the total number of shares of common stock outstanding was reduced to one-third of the number of shares outstanding immediately before the Reverse Stock Split, from approximately 56.1 million shares to approximately 18.7 million shares. The Reverse Stock Split did not reduce the number of authorized shares of common stock, which is 350 million shares, alter the par value of the common stock, which is $0.01 per share, or modify any voting rights or other terms of the common stock.

As a result of the combination of the outstanding shares of common stock into a smaller number due to the Reverse Stock Split, the Company’s Restated Certificate of Incorporation has provided for an automatic proportionate increase in the conversion prices used to calculate the number of shares of common stock into which the Company’s 8% Series A convertible redeemable preferred stock (the “Series A preferred stock”) and the Company’s 8% Series B convertible redeemable preferred stock (the “Series B preferred stock”) are convertible, as follows:

	Conversion Price
	Before Reverse Stock Split	After Reverse Stock Split
Series A preferred stock	$5.7143	$17.15
Series B preferred stock	$3.00	$9.00

As a result of the foregoing adjustments to the conversion prices of these securities, each series of preferred stock is convertible, immediately following the Reverse Stock Split, into approximately one-third of the number of shares of common stock into which such series was convertible immediately before the Reverse Stock Split.

Under the terms of the Company’s outstanding warrants to purchase common stock issued on October 29, 2002 (the “Series A warrants”), October 6, 2003 (the “Series B warrants”) or March 29, 2005 (the “Series C warrants”), the Reverse Stock Split has resulted in an automatic proportionate increase in the exercise price per share of common stock issuable upon exercise of each such series of warrants, as follows:

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	Exercise Price
	Before Reverse Stock Split	After Reverse Stock Split
Series A warrants	$5.114	$15.35
Series B warrants	$8.50	$25.50
Series C warrants	$0.60	$1.80

Upon the foregoing adjustments to the warrant exercise prices, the terms of the Series A warrants, the Series B warrants and the Series C warrants have provided for an automatic proportionate reduction in the total number of shares of common stock that are issuable upon exercise of such series of warrants. As a result, immediately following the Reverse Stock Split, each of the foregoing series of warrants is exercisable for approximately one-third of the number of shares of common stock into which such series was exercisable immediately before the Reverse Stock Split.

Item 8.01	Other Events

The information set forth in Item 3.03 of this report is incorporated in this Item 8.01 by reference in its entirety.

Pursuant to Rule 416(b) under the Securities Act of 1933, as amended, the amount of undistributed shares of common stock deemed to be covered by each of the following effective registration statements of the Company will be proportionately reduced to give effect to the Reverse Stock Split (subject in the case of shares of common stock issuable upon conversion or exercise of stock options, other compensation plan awards and the foregoing series of preferred stock and warrants registered pursuant to such registration statements to the terms of such securities):

1.	Registration Statement No. 333-49034 on Form S-8

2.	Registration Statement No. 333-62773 on Form S-8

3.	Registration Statement No. 333-101007 on Form S-8

4.	Registration Statement No. 333-111329 on Form S-8

5.	Registration Statement No. 333-101537 on Form S-3

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC^DELTACOM, INC.

Date: September 19, 2005	/s/ J. Thomas Mullis
J. Thomas Mullis
Senior Vice President-Legal and Regulatory
(Duly Authorized Officer)